UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         November 5, 2015

Luvu Brands, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-53314	59-3581576
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2745 Bankers Industrial Drive, Atlanta, Georgia	30360
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(770) 246-6400

Liberator, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The registrant has filed Articles of Amendment to its Articles of Incorporation changing the company’s name from “Liberator, Inc.” to “Luvu Brands, Inc.” The name change is effective on November 5, 2015. The amendment was approved by our Board of Directors and majority shareholders as described more fully in our Information Statement on Schedule 14C as filed with the Securities and Exchange Commission on October 9, 2015. The symbol for our common stock on the OTC Markets will remain “LUVU”. The name change resulted in a change in the CUSIP number for our common stock to 55066U 108.

Item 7.01 Regulation FD Disclosure

On November 5, 2015 the registrant announced that it completed its name change. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

In compliance with Regulation FD, the Company is releasing information that the Company intends on providing to its shareholders. The information is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.5	Articles of Amendment effective November 5, 2015
99.1	Press release dated November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUVU BRANDS, INC.
Date: November 5, 2015	By:	/s/ Ronald P. Scott
Ronald P. Scott Chief Financial Officer